Exhibit 10.2
                       EMPLOYMENT AND CONSULTING AGREEMENT
                       -----------------------------------


         This Employment and Consulting Agreement (the "Agreement") is entered into as of the 10th day of July, 1996 between DEL WEBB CORPORATION, a Delaware corporation (the "Company"), and PHILIP J. DION ("Dion").

1.       DEFINITIONS
         -----------

         Throughout this Agreement, certain defined terms will be identified by the capitalization of the first letter of the defined word or the first letter of each substantive word in a defined phrase. Whenever used, these terms will be given the indicated meaning.

2.       TERM OF AGREEMENT; DUTIES
         -------------------------

         (a)      Employment Period
                  -----------------

         The "Employment Period" shall begin on July 10, 1996 and end on November 30, 1999. During the Employment Period, Dion shall perform the duties of Chairman of the Board and Chief Executive Officer of Company. As Chief Executive Officer, Dion shall supervise and direct the entire operation of Company and, to the extent practicable, its "Subsidiaries". During the Employment Period, Dion also shall perform such additional duties related to the business and affairs of Company and its Subsidiaries as may be delegated to him from time to time by the Board of Directors of Company (the "Board"). Any additional duties delegated to Dion by the Board shall be consistent with Dion's position as Chief Executive Officer and Chairman of the Board and shall be of the type customarily assigned to the Chief Executive Officer and Chairman of the Board of a comparable corporation. For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture, or other entity in which Company directly or indirectly has a 20% or greater equity interest.

         (b)      Consulting Period
                  -----------------

         Dion's status as an "employee" of Company shall end on November 30, 1999, the last day of the Employment Period, unless this Agreement is terminated previously pursuant to the provisions hereof. If this Agreement has not been previously terminated, Dion shall become a part-time consultant to Company on December 1, 1999 and shall continue to serve as a part-time consultant to Company until November 30, 2001. The period beginning on December 1, 1999 and ending on November 30, 2001 shall be referred to as the "Consulting Period". During the Consulting Period, Dion shall serve as Chairman of the Board of Company if he is elected to the Board of Directors by the stockholders and is appointed as Chairman by the directors, in each case pursuant to Company's Bylaws. In such case, Dion shall perform the duties assigned to the Chairman of the Board by Company's Bylaws. If he is serving as a member of the Board of Directors during the Consulting

Period Mr. Dion shall  receive,  in addition to the  Consulting Fee set forth in
Section 5, the same fees for attendance and committee assignments as other non-employee Board members; provided, that during the Consulting Period he shall not receive any additional fee for acting as Chairman of the Board. Regardless of whether Dion is serving as Chairman of the Board during the Consulting Period, Dion shall perform such additional or other duties as may be assigned to him by the Board as long as such duties are of the type customarily assigned to a retired Chief Executive Officer acting as a part-time consultant to a comparable corporation. Dion shall not be required to perform more than 600 hours of consulting services in either of the 12-month periods (December 1, 1999 to November 30, 2000 and December 1, 2000 to November 30, 2001) included in the Consulting Period. The Consulting Period shall not commence and Dion shall not be a consultant if this Agreement is terminated prior to December 1, 1999 pursuant to the provisions hereof. The Consulting Period may be extended for an additional one-year period on such terms and conditions as the parties may agree to.

         (c)      Board Nomination
                  ----------------

         Company will recommend to the Nominating Committee that Dion be submitted to the stockholders as a Board candidate following the expiration of his term on the Board that begins in calendar year 1996. Dion's nomination will be left to the discretion of the Nominating Committee, which shall act in a manner that it deems to be in the best interests of Company's stockholders. As provided in Section 11(b)(1), if Dion is not nominated and elected to the Board, or is elected to the Board but not the Chairmanship, he shall have Good Reason to terminate this Agreement.

         (d)      General
                  -------

         Dion agrees that at all times during both the Employment Period and the Consulting Period he will faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him and fulfill all of his responsibilities hereunder pursuant to the express and explicit terms hereof, to the reasonable satisfaction of the Board. Dion also agrees that during the Employment Period, he will devote substantially all of his undivided time, attention, knowledge, and skills, during customary business hours, to the business and interests of Company, subject to such reasonable vacations and sick leave as are provided under the general policies of Company as they may exist from time to time and consistent with past practice. During the Employment Period, Dion also shall maintain his residence at a location within the city or in or near a suburban community of the city in which the executive offices of Company are located.

3.       DEATH BENEFIT
         -------------

         In addition to any other benefits to which Dion may become entitled pursuant to any plan or program sponsored by Company, if this Agreement is terminated during the Employment Period by reason of the death of Dion, Dion's widow or, if she shall not survive him, his estate shall be paid at the rate of Dion's "Base Salary" (as determined pursuant to Section 4) as in effect at the time of his death for a period of 12 calendar months following the date of his death.

4.       COMPENSATION FOR EMPLOYMENT PERIOD
         ----------------------------------

         Dion shall receive the following compensation for services during the Employment Period.

         (a)      Base Salary
                  -----------

         Dion shall receive "Base Salary" during the Employment Period at the rate of $500,000 per year. Base Salary shall be payable as nearly as possible in equal bi-weekly installments. The Base Salary may be adjusted from time to time in accordance with the procedures established by Company for salary adjustments for executive officers, but it may not be reduced below the Base Salary provided above.

         (b)      Incentive and Benefit Plans
                  ---------------------------

         During the Employment Period, Dion shall participate in any incentive compensation plans, pension or profit sharing plans, stock purchase plans, executive retirement plans, any annuity or group benefit plans and any medical plans and other benefit plans that are now or in the future may be maintained by Company for its executive officers, all in accordance with the terms and conditions of the plans. Dion shall not be entitled to participate in these plans during the Consulting Period except to the extent that Dion's participation is continued pursuant to other provisions of this Agreement (e.g., Section 6) because of the circumstances pursuant to which his employment is terminated. During the Employment Period (but not the Consulting Period), Company will provide Dion with an automobile and an active membership in a country club of Dion's choice in accordance with the policies and practices applicable to the Chief Executive Officer. The automobile and country club policies for executive officers may be modified from time to time, but no reduction in the level of benefits provided or expenses reimbursed will apply to Dion in the absence of his consent. At the conclusion of the Employment Period, Dion shall retain the country club membership in his name and shall be responsible for dues and other expenses associated therewith.

5.       CONSULTING FEE
         --------------

         Dion shall receive a "Consulting Fee" of $200,000 per year during the Consulting Period. The Consulting Fee shall be payable as nearly as possible in equal bi-weekly installments or in such other installments as Company and Dion may agree. Except as provided elsewhere in this Agreement, the Consulting Fee is the only compensation to which Dion will be entitled for services rendered during the Consulting Period. The Consulting Fee will represent a payment for services rendered by an independent contractor and will not be subject to withholding or employment taxes.

6.       RETIREE MEDICAL COVERAGE
         ------------------------

         If Dion's employment is continued until the expiration of the Employment Period, or if Dion's employment is terminated prior to the expiration of the Employment Period by Company without Cause pursuant to Sections 10 or 12 or by Dion for Good Reason pursuant to Sections 11 or 12, Dion also shall be entitled to continued coverage under any and all health plans sponsored by Company for the benefit of its executive level employees (the "Executive Health Plans"), with such coverage to continue until the later of the death of Dion or his spouse. The coverage afforded to Dion and his spouse under the Executive Health Plans and the premiums they will be required to pay shall be the same as the coverage afforded to and the premiums charged to any active executive level employee, provided that the benefits may be reduced by any benefits payable pursuant to Part A or Part B of Medicare or any replacement national or state health care program (all of which programs are collectively referred to as "Medicare").

         After Dion becomes eligible for Medicare coverage, in lieu of the continued coverage of Dion under the Executive Health Plans, Company may, at its expense, purchase a Medicare supplement for Dion, with such Medicare supplement to provide the best coverage available under any Medicare supplement generally available in the location in which Dion resides; provided, however, that Company may elect to provide a Medicare supplement other than the best available supplement as long as such supplement provides Dion (when combined with the coverage afforded to Dion by Medicare) with coverage reasonably comparable to the coverage offered to executive level employees under the Executive Health Plans. If Dion becomes eligible to receive Medicare coverage prior to the date on which Dion's spouse becomes eligible to receive Medicare coverage, Dion's spouse shall continue to receive coverage under Company's Executive Health Plans until she, too, is eligible for Medicare coverage, at which point Company may purchase a Medicare supplement for Dion's spouse on the same terms set forth above for Dion.

         Notwithstanding anything in this Section to the contrary, Company will exert its best efforts to assure that any coverage afforded to Dion and his spouse pursuant to this Section under the Executive Health Plans or any Medicare supplement allows Dion and his spouse to choose their own physicians and other medical care providers.

         If Company, after a good faith effort, is unable to provide continued coverage to Dion and/or his spouse under the Executive Health Plans because of restrictions imposed by any insurance carrier that provides coverage for any claims incurred under the Executive Health Plans, in lieu of the continued coverage of Dion and/or his spouse, Company may pay Dion or his spouse a monthly amount equal to 150% of the cost of providing coverage under the Executive Health Plans to executive level employees with covered families the size of Dion's. Such cost shall be determined conclusively by Company. Such payments shall continue unless or until the Company provides Dion and his spouse with a Medicare supplement in accordance with the preceding provisions of this Section.

         Company intends to provide Dion and his spouse with medical coverage that is the same as or comparable to the coverage offered to its senior level executives until such time as they become eligible for Medicare. Following eligibility for Medicare, Company intends to provide Dion and his spouse with a high quality Medicare supplement. If due to changes in medical programs available to Company or in Medicare the preceding provisions of this Section do not accomplish this objective, Company and Dion (or his spouse if Dion predeceases her) will enter into good faith negotiations to reach an alternative agreement that will carry out this intention.

7.       CONFIDENTIALITY
         ---------------

         Dion covenants and agrees to hold in strictest confidence, and not disclose to any person, firm or corporation, without the express written consent of Company, any and all of Company's or any Subsidiary's confidential data, including but not limited to information and documents concerning Company's or any Subsidiary's business, customers, and suppliers, market methods, files, trade secrets, or other "know-how" or techniques or information not of a published nature which shall come into his possession, knowledge, or custody concerning the business of Company or any Subsidiary, except as such disclosure may be required by law or in connection with Dion's employment hereunder. This covenant and agreement of Dion shall survive this Agreement and continue to be binding upon Dion after the expiration or termination of this Agreement, whether by passage of time or otherwise so long as such information and data shall remain confidential.

         Dion   acknowledges   that,   in  the  event  of  his   breach  of  the
confidentiality provisions of this Section 7, money damages will not sufficiently compensate Company or the applicable Subsidiary for its injury. Dion accordingly agrees that in addition to such money damages, Dion may be restrained and enjoined from continuing breach of the provisions of this Section 7 without any bond or other security being required by any court. Dion also acknowledges that any breach of this Section 7 would result in irreparable damage to Company or the applicable Subsidiary.

8.       TERMINATION DUE TO DEATH OR DISABILITY
         --------------------------------------

         (a)      Death
                  -----

         This Agreement shall terminate upon Dion's death. Dion's estate shall be entitled to receive the Base Salary, or Consulting Fee, due through the date of his death, but no Base Salary, Consulting Fee, or other payment or benefit will be payable in the future except as expressly provided elsewhere in this Agreement.

         (b)      Permanent Disability
                  --------------------

         At Company's option, this Agreement also shall terminate in the event of Dion's "Permanent Disability" upon notice in writing to Dion to that effect. For purposes of this Agreement, "Permanent Disability" shall mean that because of physical or mental illness or disability, with or without accommodation, Dion shall have been continuously unable to perform his duties hereunder for a consecutive period of 180 days.

         If this Agreement is terminated during the Employment Period due to Dion's Permanent Disability, Dion shall receive all of the payments and benefits called for by Section 10, other than the benefits called for by Section 10(b)(8) and (9) relating to stock options, stock appreciation rights and restricted stock. If this Agreement is terminated during the Consulting Period due to Dion's Permanent Disability, Dion shall be entitled to receive the Consulting Fee throughout the balance of the Consulting Period and Dion shall not be entitled to receive any other amounts or benefits except to the extent expressly provided in other provisions of this Agreement (e.g., Section 6).

         (c)      Lapse of Provisions
                  -------------------

         This Section 8 shall cease to apply following the termination of Dion's employment pursuant to Sections 10, 11, or 12.

9.       TERMINATION FOR CAUSE
         ---------------------

         (a)      General
                  -------

         Company may terminate this Agreement for "Cause" upon written notice to Dion. If Company terminates this Agreement for "Cause", Dion's Base Salary or Consulting Fee, whichever is applicable at the time, shall immediately cease and Dion shall be entitled to no other payments or benefits pursuant to this Agreement, except for any vested rights pursuant to any benefit plans in which Dion participates.

         (b)      "Cause" Defined
                  ---------------
         Termination of this Agreement for "Cause" shall mean (i) breach of any material provision of this Agreement by Dion which is not cured within a reasonable time after receipt by Dion of written notice of such breach from Company, or (ii) conviction of Dion of any felony, or any other crime involving moral turpitude (meaning a crime that necessarily includes the commission of an act of gross depravity, dishonesty, or bad morals).

10.      TERMINATION WITHOUT CAUSE
         -------------------------

         (a)      General
                  -------

         Termination of this Agreement by Company for reasons other than (i) death, (ii) Permanent Disability, (iii) Cause, or (iv) upon expiration of the Employment Period and the Consulting Period shall be referred to as a termination "without Cause". If this Agreement is terminated without Cause,

Dion is entitled to receive 30 days advance written notice. This Agreement shall continue during such notice period. The termination of this Agreement shall be effective on the 30th day (the "Termination Date") following the day on which the notice is given (the "Notice Date").

         (b)      Payments and Benefits
                  ---------------------

         If Company  terminates  this  Agreement  without Cause pursuant to this
Section:

                  (1) If the Termination Date occurs during the Employment Period, Company will pay Dion his Base Salary as set forth in Section 4 (or as it may be increased from time to time), plus 16-2/3% of the Base Salary in lieu of employee benefits referred to in Section 4(b), in equal bi-weekly installments. With each such payment, Company also shall make an "Incentive Compensation Payment" to Dion. The "Incentive Compensation Payment" shall equal the average annual "Incentive Compensation" paid to Dion by Company during the five fiscal years preceding the fiscal year in which the Termination Date occurs divided by
                           26. For purposes of this Section, "Incentive Compensation" refers to the amounts payable to Dion pursuant to any management incentive compensation or bonus program sponsored by Company during the fiscal years included in the five-year averaging period. The payments called for by the preceding provisions of this Section shall continue throughout the Employment Period. Company then shall pay Dion the Consulting Fee in equal bi-weekly payments throughout the Consulting Period.

                  (2) If the Termination Date occurs during the Consulting Period, Company shall continue to pay the Consulting Fee for the balance of the Consulting Period.

                  (3) If the Notice Date occurs during the Employment Period (but not the Consulting Period), Company will pay any reasonable expenses incurred by Dion in finding new employment and any reasonable costs of moving Dion and his family and possessions to a new location, with such expenses not to exceed $50,000 in the aggregate. Alternatively, Dion may elect to receive a lump sum payment of $50,000 in lieu of reimbursement for such expenses.

                  (4) Company will pay Dion's automobile expenses for the remainder of the Employment Period in accordance with the provisions of Section 4(b).

                  (5)      Company will pay the dues of the club  referred to in
                           Section 4(b) for the remainder of the Employment Period in accordance with the provisions of Section 4(b).

                  (6) Company will pay any expenses incurred in connection with any conventions, seminars, or travel scheduled prior to the Notice Date, regardless of whether the Notice Date occurs during the Employment Period or the Consulting Period.

                  (7) If the termination occurs during the Employment Period, Dion will continue to accrue benefits under Company's Supplemental Executive Retirement Plan No. 1 (the "SERP") until the end of the Employment Period to the same extent and on the same basis as if Dion's actual employment were continued to the end of the Employment Period. At the end of the Employment Period, Dion will be entitled to begin to draw benefits pursuant to the provisions of the SERP and his SERP Participation Agreement.

                  (8) If the Notice Date occurs during the Employment Period, any stock options or stock appreciation rights to purchase or relating to Common Stock of Company held by Dion on the Notice Date which are not at the Notice Date currently exercisable shall on the Notice Date automatically become exercisable and be exercisable for 90 days thereafter.

                  (9) If the Notice Date occurs during the Employment Period, all shares of Common Stock of Company held by Dion under any Company Restricted Stock Plans which are still subject to restrictions on the Notice Date shall as of that date automatically become free of all restrictions.

         (c)      Office Space and Services
                  -------------------------

         If Company  terminates  this  Agreement  without Cause pursuant to this
Section 10, from the Notice Date until the "Benefit Termination Date" Company will provide Dion with suitable office space (substantially equivalent to that occupied by Dion on the Notice Date) and private secretarial services away from Company's offices in an office complex of Dion's choice in Phoenix, Arizona. The "Benefit Termination Date" shall be the date following the Termination Date which is the later of (i) the expiration of both the Employment and Consulting Periods as provided in Section 2 hereof, or (ii) the first anniversary of the Termination Date.

         (d)      Non-Disparagement
                  -----------------

         Provided that Company duly performs all of its obligations arising by virtue of a termination of Dion pursuant to this Section, Dion will not publicly disparage Company or its officers, directors, employees, or agents and will refrain from any action which would reasonably be expected to cause material adverse public relations or embarrassment to Company or to any of such persons. Similarly, provided that Dion duly performs all of his obligations to Company, Company (including its officers, directors, employees, and agents) will not disparage Dion and will refrain from any action which would reasonably be expected to result in embarrassment to Dion or to materially and adversely affect his opportunities for employment. The preceding two sentences shall not apply to disclosures required by applicable law, regulation, or order of court or governmental agency.

         (e)      Other Plans
                  -----------

         Except to the extent specified in this Section 10, this Agreement shall not affect Dion's participation in, distributions from and vested rights under any pension, profit sharing, or other employee benefit plan of Company or any of its Subsidiaries, which will be governed by the terms of those respective plans.

         (f)      Minimum Benefit Period; COBRA
                  -----------------------------

         At a minimum, if Dion's employment is terminated without Cause pursuant to this Section 10 during the Employment Period, until the later of (i) the expiration of the Employment Period or (ii) for one year after the Termination Date, Company shall arrange to provide Dion with life, disability, accident, and group health benefits and coverages substantially similar to those which Dion was receiving immediately prior to the Notice Date. The cost to Dion of such coverage shall not be more than the cost to Dion of similar coverage immediately prior to the Notice Date. The benefits provided by this Section 10(f) shall not be due for any period for which Dion is entitled to receive a payment of 16-2/3% of his Base Salary for the Employment Period pursuant to Section 10(b)(1). In addition, the parties do not intend to duplicate any benefits. As a result, the provisions of this Section shall not apply with respect to a particular benefit if and so long as the benefit is continued, or if a payment in lieu of the benefit is due, pursuant to any other provision of this Agreement. Dion's right to continued life, disability, accident, and health benefits shall be in addition to and not in lieu of Dion's rights under the Consolidated Omnibus Reconciliation Act of 1986 ("COBRA").

11.      TERMINATION BY DION
         -------------------

         (a)      General
                  -------

         Dion may terminate this Agreement at any time, with or without "Good Reason". If Dion terminates this Agreement without "Good Reason", Dion shall provide Company with 90 days advance written notice. If Dion terminates this Agreement with Good Reason, Dion shall provide Company with 30 days advance written notice.

         (b)      Good Reason Defined
                  -------------------

         For purposes of this Agreement, "Good Reason" shall mean and include each of the following:

                  (1) Without Dion's express written consent, the assignment to him of any duties that are inconsistent with his positions, duties, responsibilities, and status with Company as in effect on the "Relevant
                           Date", or demotion, or a change in his titles or offices as in effect on the Relevant Date (except as specifically contemplated by this Agreement), or any removal of him from or any failure to re-appoint or re-elect him to any of such positions, except in connection with the termination of this Agreement for Cause, Permanent Disability, as a result of his death, by him other than for Good Reason, or by Company upon the expiration of the Employment and Consulting Periods.

                  (2) A reduction by Company in Dion's Base Salary or Consulting Fee as in effect on the date hereof or as the same may be increased from time to time.

                  (3) During the Employment Period, the taking of any action by Company which would adversely affect Dion's participation in or materially reduce his benefits under any thrift, incentive, or compensation plan, or any pension, life insurance, health and accident or disability plan in which Dion is participating on the Relevant Date, unless a comparable replacement program is offered to Dion.

                  (4) Assignment of Dion to, or the relocation of Company's office at which Dion is principally employed as of the Relevant Date to, a location which would require a round-trip commute to work from Dion's present residence of more than 120 miles per day.

                  (5) Failure of Company to obtain an agreement satisfactory to Dion from any successor to the business, or substantially all the assets, of Company to assume this Agreement or issue a substantially similar agreement.

                  (6) The termination of this Agreement by Company without Cause or any attempted termination by Company purportedly for Cause if it is thereafter determined that Cause did not exist under this Agreement with respect to the termination.

                  (7) Breach of any material provisions of this Agreement by Company which is not cured within 30 days after receipt by Company of written notice of such breach from Dion.

For purposes of this Section 11, the "Relevant Date" is the date of execution of this Agreement. For purposes of Section 12, the "Relevant Date" is the date specified in Section 12(d).

         (c)      Effect of Good Reason Termination
                  ---------------------------------

         If Dion terminates this Agreement for Good Reason, Dion shall be entitled to receive all of the payments and benefits provided by Section 10 to the same extent as if this Agreement had been terminated by Company without Cause.

         (d)      Effect of Termination without Good Reason
                  -----------------------------------------

         If Dion terminates this Agreement without Good Reason, Dion shall be entitled to receive his Base Salary or Consulting Fee (as the case may be) through the effective date of his termination. Dion's entitlement to receive any other amount shall be determined in accordance with the provisions of any incentive or benefit plans in which Dion participates on the effective date of the termination.

12.      CHANGE IN CONTROL OF COMPANY
         ----------------------------

         (a)      General
                  -------
         The Board recognizes that the continuing possibility of a "Change in Control" of Company is unsettling to Dion and other senior executives of Company. Therefore, the arrangements set forth below are being made to help assure a continuing dedication by Dion to his duties to Company, notwithstanding the occurrence or potential occurrence of a "Change in Control." In particular, the Board believes it important, should Company receive proposals from third parties with respect to its future, to enable Dion, without being influenced by the uncertainties of his own situation, to assess and advise the Board whether such proposals would be in the best interests of Company and its stockholders and to take such other action regarding such proposals as the Board might determine to be appropriate. The Board also wishes to demonstrate to executives of Company that Company is concerned with the welfare of its executives and intends to see that loyal executives are treated fairly.

         (b)      Eligibility to Receive a Severance Benefit
                  ------------------------------------------

         In view of the foregoing and in further consideration of Dion's continued employment with Company, Company agrees that if a Change in Control of Company occurs during the Employment Period (but not the Consulting Period) Dion shall be entitled to the severance benefits provided in subparagraph (f) of this
Section 12 if prior to the expiration of 24 months after the Change in Control of Company Dion terminates his employment with Company for Good Reason or Company terminates Dion's employment without Cause. If Dion triggers the application of this Section by terminating employment for Good Reason, he must do so within 120 days following the occurrence of the last event that constitutes Good Reason. The full severance benefits provided by this Section shall be payable regardless of the period remaining until the end of the Employment Period.

         (c)      Change in Control Defined
                  -------------------------

         For purposes of this Agreement, a "Change in Control" shall include both an "Actual Change in Control" and a "Potential Change in Control".

         An "Actual Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of stock of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Company representing 20% or more of the total voting power represented by Company's then outstanding Voting Securities (as defined below); or

                  (2) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Company and any new director whose election by the Board of Directors or nomination for election by Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (3) The stockholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (4) The stockholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of (in one transaction or a series of transactions) all or substantially all Company's assets.

         A "Potential Change in Control" shall be deemed to have occurred in any or all of the following instances:

                  (1) Company enters into an agreement, the consummation of which would result in the occurrence of an Actual Change in Control;

                  (2) Any person (including Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (3) Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of Company or a corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company who is or becomes the beneficial owner, directly or indirectly, of securities of Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases such person's beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or

                  (4) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Company which vote generally for the election of directors.

         (d)      Good Reason Defined
                  -------------------

         For purposes of this Section, "Good Reason" shall have the meaning assigned to it in Section 11, except that for purposes of this Section the "Relevant Date" shall be the day prior to the Change in Control and paragraph
(3) of Section 11(b) shall read as follows:

         (3) The failure by Company to continue in effect any thrift, incentive, or compensation plan, or any pension, life insurance, health and accident or disability plan in which Dion is participating on the Relevant Date (or plans providing Dion with substantially similar benefits), the taking of any action by Company which would adversely affect Dion's participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit enjoyed by him as of the Relevant Date or any later date (except for acceleration of stock options or restricted stock as contemplated by this Agreement).

         (e)      Notice of Termination by Dion
                  -----------------------------

         Any termination by Dion under this Section 12 shall be communicated by written notice to Company which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

         (f)      Effect of Termination
                  ---------------------

         If Dion is entitled to receive a severance benefit pursuant to Section 12(b) hereof, Company will provide Dion with the following severance benefits in addition to the benefits to which Dion is entitled pursuant to Section 10 or 11:

                  (1) Within five days following Dion's termination, a lump sum severance payment equal to the difference between
                           (i) the sum of three years of Dion's yearly Base Salary as set forth in Section 4 or as it may be increased from time to time, three years of fringe benefits calculated at 16-2/3% of such Base Salary and three year's of Incentive Compensation Payments calculated in accordance with Section 10(b)(1); and
                           (ii) the total amounts due to Dion, if any, pursuant to Section 10(b)(1).

                  (2) The amounts due to Dion pursuant to Section 10(b)(1) will be accelerated and paid to Dion in one lump sum within five days following Dion's termination without any discount for early payment.

                  (3) The office space and secretarial services to which Dion is entitled pursuant to Section 10(c) shall be provided until the earlier of (i) the second anniversary of Dion's Notice Date or (ii) when Dion secures suitable other employment.

         (g)      Excise and Income Tax Gross-Up
                  ------------------------------

         The Internal Revenue Code of 1986 (the "Code") imposes significant tax burdens on Dion and Company if the total amounts received by Dion due to a change in control exceed prescribed limits. These tax burdens include a requirement that Dion pay a 20% excise tax on certain amounts received in excess of the prescribed limits and a loss of deduction for Company. If, as a result of these Code provisions, Dion is required to pay such excise tax, then upon written notice from Dion to Company, Company shall pay Dion an amount equal to the total excise tax imposed on Dion (including the excise taxes on any excise tax reimbursements due pursuant to this sentence and the excise taxes on any federal and state tax reimbursements due pursuant to the next sentence). If Company is obligated to pay Dion pursuant to the preceding sentence, Company also shall pay Dion an amount equal to the "total presumed federal and state taxes" that could be imposed on Dion with respect to the excise tax reimbursements due to Dion pursuant to the preceding sentence and the federal and state tax reimbursements due to Dion pursuant to this sentence. For purposes of the preceding sentence, the

"total presumed federal and state taxes" that could be imposed on Dion shall be conclusively calculated using a combined tax rate equal to the sum of the maximum marginal federal and state income tax rates and the hospital insurance (or "HI") portion of FICA. Based on rates in effect as of the date of execution of this Agreement, the "total presumed federal and state taxes" rate is 46.65% (39.6% federal income tax rate plus 5.6% state income tax rate plus 1.45% HI tax rate). No adjustments will be made in this combined rate for the deduction of state taxes on the federal return, the loss of itemized deductions or exemptions, or for any other purpose. Dion shall be responsible for paying the actual taxes. The amounts payable to Dion pursuant to this or any other agreement or arrangement with Company shall not be limited in any way by the amount that may be paid pursuant to the Code without the imposition of an excise tax or the loss of Company deductions. Either Dion or Company may elect to challenge any excise taxes imposed by the Internal Revenue Service and Dion and Company agree to cooperate with each other in prosecuting such challenges. If Dion elects to litigate or otherwise challenge the imposition of such excise tax, however, Company will join Dion in such litigation or challenge only if Company's General Counsel determines in good faith that Dion's position has substantial merit and that the issues should be litigated from the standpoint of Company's best interest.

13.      COMPETITION
         -----------

         (a)      Restrictive Covenant
                  --------------------

         In consideration of Company's agreements contained herein and the payments to be made by it to Dion pursuant hereto, Dion agrees that, during the duration of this restrictive covenant he will not:

                  (1) Without the prior written consent of the Board of Directors of Company, engage in a Competing Business within the geographical limits of any state (or such lesser geographical area as may be set by a court of competent jurisdiction) in which any of the businesses of Company are being conducted on the date of termination of this Agreement or within the geographical limits of any state (or such lesser geographical area as may be set by a court of competent jurisdiction) in which the Company's business plan, as in effect on the earlier of the date of the competitive activity by Dion or the date of termination of this Agreement, contemplates conducting business within two years following the date of termination of this Agreement; or

                  (2) Directly or indirectly, for himself, or on behalf of, or in conjunction with, any other person or entity, seek to hire and/or hire any individual employed by Company or any Subsidiary immediately prior to such hiring or solicitation or during the prior one-year period.

         (b)      Duration of Covenant.
                  --------------------

         Generally, this restrictive covenant shall apply during the Employment Period and the Consulting Period and for the one-year period following the date of termination of this Agreement and any renewals thereof. If the Competing Business in which Dion engages or intends to engage is a business involving the development or management of an age-restricted community, however, the limitations of Section 13(a)(1) shall apply during the Employment Period and the Consulting Period and for the two-year period following the date of the termination of this Agreement and any renewals thereof.

         (c)      Remedies; Reasonableness.
                  ------------------------

         Dion acknowledges and agrees that a breach by Dion of the provisions of this Section will constitute such damage as will be irreparable and the exact amount of which will be impossible to ascertain and, for that reason, agrees that Company will be entitled to an injunction to be issued by any court of competent jurisdiction restraining and enjoining Dion from violating the provisions of this Section. The right to an injunction shall be in addition to and not in lieu of any other remedy available to Company for such breach or threatened breach, including the recovery of damages from Dion.

         Dion expressly acknowledges and agrees that (i) this Restrictive Covenant is reasonable as to time and geographical area and does not place any unreasonable burden upon him; (ii) the general public will not be harmed as a result of enforcement of this restrictive covenant; and (iii) Dion understands and hereby agrees to each and every term and condition of this Restrictive Covenant.

         (d)      Survival of Provision.
                  ---------------------

         Termination of this Agreement, whether by passage of time or any other cause, shall not constitute a waiver of Company's rights under this Section 13, nor a release of Dion from his obligations thereunder.

         (e)      Competing Business
                  ------------------

         For purposes of this Agreement, Dion shall be deemed to be engaged in a "Competing Business" if, in any capacity, including but not limited to proprietor, partner, officer, director, or employee, he engages or participates, directly or indirectly, in the operation, ownership, or management of any proprietorship, partnership, corporation, or other business entity which competes, in whole or in part, with the then actual business of Company or any business contemplated by Company's business plan as in effect on the earlier of the date of the competitive activity by Dion or the date of termination of this Agreement. Indirect participation in the operation or ownership of any such entity shall include any investment by Dion in any such entity, by way of loan, guaranty, or stock ownership (other than ownership of 1% or less of any class of equity or other securities of a company which is listed and regularly traded on any national securities exchange or which is regularly traded over-the-counter). At the written request of Dion from time to time, Company shall furnish Dion with a written description of the business or businesses in which Company is then actively engaged.

         (f)      Change of Control.
                  -----------------

         The provisions of this Section shall lapse and be of no further force or effect if Dion's employment is terminated by Company without Cause, or by Dion for Good Reason, following a Change in Control.

14.      DISPUTE RESOLUTION
         ------------------

         (a)      Mediation
                  ---------

         Any and all disputes arising under, pertaining to or touching upon this Agreement (excepting the Confidentiality provisions of Section 7 and the Restrictive Covenant and Competing Business provisions of Section 13), or the statutory rights or obligations of either party hereto, shall, if not settled by negotiation, be subject to non-binding mediation before an independent mediator selected by the parties pursuant to Section 14(d). Any demand for mediation shall be made in writing and served upon the other party to the dispute, by certified mail, return receipt requested, at the address specified in Section
18. The demand shall set forth with reasonable specificity the basis of the dispute and the relief sought. The mediation hearing will occur at a time and place convenient to the parties in Maricopa County, Arizona, within 30 days of the date of selection or appointment of the mediator.

         (b)      Arbitration
                  -----------

         In the event that the dispute is not settled through mediation, the parties shall then proceed to binding arbitration before a panel of three independent arbitrators selected pursuant to Section 14(d). The mediator shall not serve as an arbitrator. ALL DISPUTES INVOLVING ALLEGED UNLAWFUL EMPLOYMENT DISCRIMINATION, TERMINATION BY ALLEGED BREACH OF CONTRACT OR POLICY, OR ALLEGED EMPLOYMENT TORT COMMITTED BY COMPANY OR A REPRESENTATIVE OF COMPANY, INCLUDING CLAIMS OF VIOLATIONS OF FEDERAL OR STATE DISCRIMINATION STATUTES OR PUBLIC POLICY, SHALL BE RESOLVED PURSUANT TO THIS PARAGRAPH (b) AND THERE SHALL BE NO RECOURSE TO COURT, WITH OR WITHOUT A JURY TRIAL. The arbitration hearing shall occur at a time and place convenient to the parties in Maricopa County, Arizona, within 30 days of selection or appointment of the last of the three arbitrators. If Company has adopted a policy that is applicable to arbitrations with executives, the arbitration shall be conducted in accordance with said policy to the extent that the policy is consistent with this Agreement and the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16. If no such policy has been adopted, the arbitration shall be governed by the then current arbitration rules of the American Arbitration Association or its successor (the "Association"). Notwithstanding any provisions in such rules to the contrary, the arbitrators shall issue findings of fact and conclusions of law, and an award, within 15 days of the date of the hearing unless the parties otherwise agree.

         (c)      Damages
                  -------

         In case of breach of contract or policy, damages shall be limited to contract damages. In cases of intentional discrimination claims prohibited by statute, the arbitrators may direct payment consistent with 42 U.S.C. ss. 1981(a) and the Civil Rights Act of 1991. In cases of employment tort, the arbitrators may award punitive damages if proved by clear and convincing evidence. Issues of procedure, arbitrability, or confirmation of award shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1-16, except that Court review of the arbitrators' award shall be that of an appellate court reviewing a decision of a trial judge sitting without a jury.

         The arbitrators may not award reinstatement. Instead, if the arbitrators find that the termination by Company was not for Permanent Disability or not for Cause or that the termination by Dion was for Good Reason, Dion shall only be entitled to the benefits of Section 10 or 12 (in the case of termination by Company) and Sections 11 or 12 (in the case of termination by
Dion) and, in either case, payment of his reasonable legal expenses in such arbitration. Until a final, binding determination has been entered relieving Company of its duty to provide payments hereunder, Company shall pay Dion all amounts to which he would be entitled under Section 10, calculated on the assumption that Dion's employment had been terminated without Cause.

         (d)      Selection of Mediator or Arbitrators
                  ------------------------------------

         The parties shall select the mediator from a panel list made available by the Association. If the parties are unable to agree to a mediator within ten days of receipt of a demand for mediation, the mediator will be chosen by alternatively striking from a list of five mediators obtained by Company from the Association. Executive shall have the first strike.

         The parties also shall select the arbitrators from a panel list made available by the Association. Company and Dion each shall select one arbitrator from such panel list within ten days of receipt of such list. After Company and Dion have each selected an arbitrator, the two arbitrators so selected shall select the third arbitrator from such list within the next ten days.

         (e)      Expenses
                  --------

         The costs and expenses of any arbitration shall be borne by Company. Should Dion or Company, at any time, initiate mediation or arbitration for breach of this Agreement, Company shall reimburse Dion for all amounts spent by Dion to pursue such mediation or arbitration, regardless of the outcome, unless the mediator or arbitrator finds Dion's action to have been frivolous and without merit.

15.      OFFICE AND CLERICAL SUPPORT.
         ---------------------------

         Company shall provide Dion with an appropriate office and part-time secretarial and other support during the Consulting Period. Company shall continue to provide such office and part-time secretarial and other support after the expiration of the Consulting Period until the earlier of the Annual Meeting that occurs in 2005 or the last day of Dion's service as a member of Company's Board of Directors. This Section shall survive the termination of this Agreement, but only if the termination occurs due to the expiration of the Consulting Period on November 30, 2001 (or November 30, 2002 if the Consulting Period is extended pursuant to Section 2(b)).

16.      BENEFIT AND BINDING EFFECT
         --------------------------

         This Agreement shall inure to the benefit of and be binding upon Company, its successors and assigns, including but not limited to any corporation, person, or other entity which may acquire all or substantially all of the assets and business of Company or any corporation with or into which Company may be consolidated or merged, and Dion, his heirs, executors, administrators, and legal representatives, provided that the obligations of Dion may not be delegated.

17.      OTHER AGREEMENTS OF DION
         ------------------------

         Dion represents that the execution and performance of this Agreement will not result in a breach of any of the terms and conditions of any employment or other agreement between Dion and any third party.

18.      NOTICES
         -------

         All notices hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid:

         If to Company, to:                 Del Webb Corporation
                                            6001 North 24th Street
                                            Phoenix, Arizona  85016
                                            Attention:  General Counsel

         If to Dion, to:                    Philip J. Dion
                                            6110 East Caballo Lane
                                            Paradise Valley, Arizona  85253

Either party may change the address to which notices are to be sent to it by giving 10 days' written notice of such change of address to the other party in the manner above provided for giving notice. Notices will be considered delivered on personal delivery or on the date of deposit in the United States mail in the manner provided for giving notice by mail.

19.      ENTIRE AGREEMENT
         ----------------

         The entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between Dion and Company with respect to the relationship of Dion with Company.

20.      GOVERNING LAW
         -------------

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona.

21.      CAPTIONS
         --------

         The captions included herein are for convenience and shall not constitute a part of this Agreement.

22.      SEVERABILITY
         ------------

         If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provisions or part thereof shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by law. Any such reformation shall be read as narrowly as possible to give the maximum effect to the mutual intentions of Dion and Company.

23.      MITIGATION
         ----------

         In the event that Dion's employment is terminated and payments become due to Dion pursuant to this Agreement, Dion shall have no duty to mitigate damages or to become re-employed by another employer.

24.      TERMINATION OF EMPLOYMENT
         -------------------------

         The termination of this Agreement by either party also shall result in the termination of Dion's employment and consulting relationship with Company in the absence of an express written agreement providing to the contrary. Neither party intends that any oral employment or consulting relationship continue after the termination of this Agreement.

25.      NO CONSTRUCTION AGAINST COMPANY
         -------------------------------

         This Agreement is the result of negotiation between Company and Dion and both have had the opportunity to have this Agreement reviewed by their legal counsel and other advisors. Accordingly, this Agreement shall not be construed for or against Company or Dion, regardless of which party drafted the provision at issue.

                                      DEL WEBB CORPORATION



                                      By: /s/ Mary Lynn Schuttenberg
                                         ---------------------------------------

                                      Its: V.P. Human Resources
                                          --------------------------------------
                                             7/10/96
                                                             COMPANY



                                            /s/ Philip J. Dion
                                           -------------------------------------
                                               PHILIP J. DION
                                                             DION
                                             7/10/96
                                      -21-